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Metris Receivables, Inc.                                      Metris Master Trust                                 Monthly Report
Securityholder's Statement                                       Series 2000-3                                          Dec-2000

Section 5.2                                                                  Class A               Class B         Excess Collateral
(i)  Security Amount                                                      372,928,000.00         66,298,000.00       113,260,188.00
(ii) Security Principal Distributed                                                 0.00                  0.00                 0.00
(iii) Security Interest Distributed                                         2,374,580.19            447,670.34           449,366.75
(iv) Principal Collections                                                 17,252,423.83          3,067,083.18         5,239,651.53
(v)  Finance Charge Collections                                             8,012,925.51          1,424,513.41         2,433,567.47
       Recoveries                                                             649,598.82            115,483.69           197,286.57
       Principal Funding Account Investment Earnings                                0.00                  0.00                 0.00
       Accumulation Period Reserve Account Investment Earnings                      0.00                  0.00                 0.00
           Total Finance Charge Collections                                 8,662,524.33          1,539,997.10         2,630,854.04
                     Total Collections                                     25,914,948.16          4,607,080.28         7,870,505.57
(vi) Aggregate Amount of Principal Receivables                                        --                    --                   --
       Invested Amount (End of Mth)                                       372,928,000.00         66,298,000.00       113,260,188.00
       Floating Allocation Percentage                                          5.7415817%            1.0207208%           1.7437484%
       Fixed/Floating Allocation Percentage                                    5.7415817%            1.0207208%           1.7437484%
       Invested Amount (Beg. of Mth)                                      372,928,000.00         66,298,000.00       113,260,188.00
       Average Daily Invested Amount                                                  --                    --                   --
(vii) Receivable Delinquencies (as a % of Total Receivables)                          --                    --                   --
        Current                                                                       --                    --                84.35%
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                    --                    --                 7.12%
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                   --                    --                 2.52%
        90 Days and Over (60+ Days Contractually Delinquent)                          --                    --                 6.01%
                  Total Receivables                                                   --                    --               100.00%
(viii) Aggregate Investor Default Amount                                              --                    --                   --
         As a % of Average Daily Invested Amount

         (Annualized based on 366 days/year)                                          --                    --                   --
(ix) Charge-Offs                                                                    0.00                  0.00                 0.00
(x)  Servicing Fee                                                                    --                    --                   --
(xi) Unreimbursed Redirected Principal Collections                                    --                    --                   --
(xii) Excess Funding Account Balance                                                  --                    --                   --
(xiii) New Accounts Added                                                             --                    --                   --
(xiv) Average Gross Portfolio Yield                                                   --                    --                   --
         Average Net Portfolio Yield                                                  --                    --                   --
(xv) Minimum Base Rate                                                                --                    --                   --
        Excess Spread                                                                 --                    --                   --
(xvi) Principal Funding Account Balance                                               --                    --                   --
(xvii) Accumulation Shortfall                                                         --                    --                   --
(xviii) Scheduled date for the commencement                                           --                    --                   --
           of the Accumulation Period

        Accumulation Period Length                                                    --                    --                   --
(xix) Principal Funding Account Investment Proceeds Deposit                           --                    --                   --
        Required Reserve Account Amount                                               --                    --                   --
        Available Reserve Account Amount                                              --                    --                   --
        Covered Amount                                                                --                    --                   --
(xx)  Aggregrate Interest Rate Caps Notional Amount                                   --                    --                   --
        Deposit to the Caps Proceeds Account                                          --                    --                   --


Section 5.2                                                                Total
(i)  Security Amount                                                      552,486,188.00
(ii) Security Principal Distributed                                                 0.00
(iii) Security Interest Distributed                                         3,271,617.29
(iv) Principal Collections                                                 25,559,158.54
(v)  Finance Charge Collections                                            11,871,006.39
       Recoveries                                                             962,369.08
       Principal Funding Account Investment Earnings                                0.00
       Accumulation Period Reserve Account Investment Earnings                      0.00
           Total Finance Charge Collections                                12,833,375.47
                     Total Collections                                     38,392,534.01
(vi) Aggregate Amount of Principal Receivables                          6,495,213,723.36
       Invested Amount (End of Mth)                                       552,486,188.00
       Floating Allocation Percentage                                          8.5060509%
       Fixed/Floating Allocation Percentage                                    8.5060509%
       Invested Amount (Beg. of Mth)                                      552,486,188.00
       Average Daily Invested Amount                                      552,486,188.00
(vii) Receivable Delinquencies (as a % of Total Receivables)                          --
        Current                                                         5,783,206,632.51
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)        488,046,806.66
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)       172,491,561.04
        90 Days and Over (60+ Days Contractually Delinquent)              412,177,543.65
                  Total Receivables                                     6,855,922,543.86
(viii) Aggregate Investor Default Amount                                    5,312,108.58
         As a % of Average Daily Invested Amount

         (Annualized based on 366 days/year)                                       11.35%
(ix) Charge-Offs                                                                    0.00
(x)  Servicing Fee                                                            935,905.56
(xi) Unreimbursed Redirected Principal Collections                                  0.00
(xii) Excess Funding Account Balance                                                0.00
(xiii) New Accounts Added                                                         52,675
(xiv) Average Gross Portfolio Yield                                                27.42%
         Average Net Portfolio Yield                                               16.07%
(xv) Minimum Base Rate                                                              9.14%
        Excess Spread                                                               6.93%
(xvi) Principal Funding Account Balance                                             0.00
(xvii) Accumulation Shortfall                                                       0.00
(xviii) Scheduled date for the commencement
           of the Accumulation Period                                     September 2004
        Accumulation Period Length                                                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit                         0.00
        Required Reserve Account Amount                                             0.00
        Available Reserve Account Amount                                            0.00
        Covered Amount                                                              0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount                        60,774,000.00
        Deposit to the Caps Proceeds Account                                        0.00

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